UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): April 30, 1998



                          SECOM GENERAL CORPORATION
            (Exact name of registrant as specified in its charter)



DELAWARE                         0-14299                     87-0410875
(State or other                (Commission                  (IRS Employer
jurisdiction of                File Number                Identification No.)
incorporation)


46035 GRAND RIVER AVENUE, NOVI, MICHIGAN                             48374
(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code:  (248) 305-9410


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Item 5. Other Events

           On April 30, 1998, David J. Marczak ("Marczak") tendered his resignation to the Registrant as its director, secretary, chief financial officer and trustee of the Registrant's 401(k) Plan. In addition, Marczak resigned from all positions held in any of the Registrant's subsidiaries. Under the terms of a Separation Agreement, Marczak will receive a severance payment of $37,500 while all 50,000 unexercised options issued to Marczak under the Registrant's 1991 Stock Option Plan will be canceled.

            Marczak and the Registrant also entered into a six month Consulting Agreement dated April 30, 1998 wherein Marczak will be responsible for specific projects and will transition his duties to other employees. Marczak will receive a consulting fee of $6,250 per month.



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

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused to be signed on its behalf by the undersigned hereunto duly authorized.




                                        SECOM GENERAL CORPORATION
                                        (Registrant)



                                        By:      /s/ Robert A. Clemente
                                             -------------------------------
                                                 Robert A. Clemente
                                                 Chief Executive Officer

Dated:  May 14, 1998

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